Exhibit 10.2

FIRST AMENDMENT TO
SERVICES AGREEMENT

This First Amendment to Services Agreement (this “Amendment”) is between Vericel Corporation (“Client”) and Dohmen Life Science Services, LLC (“DLSS”). This Amendment is effective as of May 31, 2016 (the “Amendment Effective Date”).

Client and DLSS are parties to a Services Agreement dated April 5, 2016 (the “Agreement”), under which Client appointed DLSS as its exclusive specialty pharmacy provider of Carticel® effective July 1, 2016 and MACI (upon approval of the Biologics License Application for MACI submitted by Client). The parties now wish to amend the Agreement as follows:

1.
Defined Terms. Capitalized terms in this Amendment that are not defined in this Amendment have the meanings given to them in the Agreement. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

2.	Section 17 - Miscellaneous. Section 17 is hereby amended to add the following subsection:

(g)
This contractor (Client) and subcontractor (DLSS) shall abide by the requirements of 41 CFR §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability.

3.
No Other Changes. This Amendment, together with the Agreement, constitutes the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to the subject matter hereof. All other terms and conditions contained in the Agreement will remain in full force and effect. In the event of any conflict between the Agreement and this Amendment, the terms of this Amendment shall prevail, and the Agreement shall be deemed amended to incorporate the provisions contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the Amendment Effective Date.

DOHMEN LIFE SCIENCE SERVICES, LLC	VERICEL CORPORATION
By: s/ Marie E. Lamont	By: s/ Dominick C. Colangelo
Name: Marie E. Lamont	Name: Dominick C. Colangelo
Title: President, Patient Services	Title: Chief Executive Officer